===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     MORRISON MANAGEMENT SPECIALISTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                PROXY STATEMENT
                                 AND NOTICE OF
                                      1999
                                     ANNUAL
                                  SHAREHOLDERS
                                    MEETING


                         [MORRISON LOGO APPEARS HERE]

                           LETTER TO THE SHAREHOLDERS

                     [LETTERHEAD OF MORRISON APPEARS HERE]

August 27, 1999

To Our Shareholders:

It is our pleasure to invite you to attend our Annual Meeting of Shareholders, which will be held this year on Tuesday, September 28, 1999, at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia. The meeting will start at 1:00 p.m., local time.

On the ballot at this year's meeting is the proposal for the election of three Class I directors and one Class III director. We also look forward to answering any questions you may have at the meeting.

As all of you know by now, effective June 30, 1999, we changed our name from Morrison Health Care, Inc. to Morrison Management Specialists, Inc. We believe that this new name more aptly describes our business.

As you review the Proxy Statement, you will notice that we simplified and made it easier to read. We urge you to read this document carefully before you send in your proxy.

We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your shares.

Thank you for your support.

                                       Sincerely,

                                       /s/ GLENN A. DAVENPORT
                                       -------------------------------------
                                       Glenn A. Davenport
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


    TIME:1:00 p.m. on Tuesday, September 28, 1999

    PLACE: Georgia International Convention Center
           1902 Sullivan Road
           College Park, Georgia 30337-0508

    ITEMS OF BUSINESS: 1) To elect three Class I directors and one Class III director.
                       2) To transact any other business properly
                          coming before the meeting.

    WHO MAY VOTE:You can vote if you were a shareholder of record on August 13, 1999.

    ANNUAL REPORT: A copy of the Annual Report is enclosed.

    DATE OF MAILING: This notice and the Proxy Statement are first being mailed to shareholders on or about August 27, 1999.

    MAILING ADDRESS: The mailing address of the Company is 1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

                                 By Order of the Board of Directors,

                                 /s/ JOHN E. FOUNTAIN
                                 ---------------------------------------------
                                 John E. Fountain
                                 Vice President, General Counsel and Secretary

                               ABOUT THE MEETING
What am I voting on?

You will be voting to elect three Class I directors and one Class III director.

Who is entitled to vote?

You may vote if you owned stock as of the close of business on August 13, 1999. Each share of stock is entitled to one vote. As of August 13, 1999, we had 12,071,204 shares of common stock ("Common Stock") outstanding.

How can I vote my shares?

You may vote your shares:

 . By proxy; or

 . In person at the meeting.

How do I vote by proxy?

You may vote by proxy by completing, signing and returning to us the enclosed proxy card. Please follow the directions on your proxy card carefully. If you send the completed proxy card on time, your "proxy" (the persons named on the proxy card) will vote your shares as you have directed.

How can I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you attend the meeting, we will give you a ballot to vote your shares if you wish to vote in person. Even if you plan to be present at the meeting, we encourage you to vote your shares by proxy because it will make it easier for us to count the votes.

Can I change my mind after I send in the proxy?

You may change your mind and revoke your proxy at any time before the voting takes place at the meeting. You may do this by:

 . Signing another proxy with a later date and returning it to us prior to the meeting;

 . Giving the Secretary of the Company written notice of revocation prior to the meeting; or

 . Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted:

 . FOR the election of the nominees named in this Proxy Statement; and

 . In accordance with the best judgment of the proxy holder on any other matter properly brought before the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, Atlanta, which may be reached at Mail Code 258, P.O. Box 4625, Atlanta, Georgia 30302.

If I hold my shares in "street name" in a brokerage account, how do I vote my shares?

Your broker will send you a form requesting instructions from you as to how to vote your shares. You should follow the directions provided on the form to properly instruct your broker how you would like your shares to be voted. Your brokerage firm has the authority under the New York Stock Exchange rules to vote your shares in its discretion on certain "routine" matters, including the election of directors, if you have not provided proper instructions on how your shares should be voted. If you have instructed your broker how to vote your shares and wish to change your instructions, you must follow the procedure outlined in the form provided by your broker.

                               ABOUT THE MEETING

How many shares must be present to hold the meeting?

In order for us to conduct our meeting, a majority of our outstanding shares as of August 13, 1999 must be present or represented by proxy at the meeting. This is referred to as a quorum. Shares voted by brokerage firms under their discretionary voting authority as described above will be counted for purposes of establishing a quorum. As of August 13, 1999, we had 12,071,204 shares outstanding.

How many votes does each share represent?

Each share outstanding on August 13, 1999 is entitled to one vote.

How many votes are needed to elect directors?

The three nominees in Class I and the one nominee in Class III who receive the most votes at the meeting will be elected as directors. This is called an election by a plurality of the votes cast. Because directors are elected by a plurality of votes cast, withholding authority to vote for a particular nominee on the proxy card will have no effect on determining whether that nominee has been elected.

                 ELECTION OF DIRECTORS AND NOMINEE BIOGRAPHIES
Who are the nominees this year?

E. Eugene Bishop, Arthur R. Outlaw, Jr. and Fred L. Brown are each nominated for election as Class I directors. Each nominee for Class I, if elected, will hold office until the 2002 annual meeting of shareholders and until his successor is elected and qualified.

Additionally, Michael F. Corbett is nominated for election as a Class III director. If elected, he will hold office until the 2001 annual meeting of shareholders and until his successor is elected and qualified. Mr. Corbett was elected to the Board following the 1998 shareholders' meeting to fill a newly-created Class III directorship. Under the Georgia Business Corporation Code, directors elected by the Board to fill newly-created directorships serve until the next annual meeting of shareholders regardless of whether or not the term of their Class expires at such meeting.

What are the backgrounds of this year's nominees?

CLASS I--TERM EXPIRING 2002

The Class I directors standing for election this year are:

E. EUGENE BISHOP, 69, Director since 1996

 . Retired since 1995

 . Chairman of the Board of Morrison Restaurants Inc., 1986-1995

 . Chief Executive Officer of Morrison Restaurants Inc., 1986-1992

 . Director of Morrison Restaurants Inc., 1963-1996

ARTHUR R. OUTLAW, JR., 45, Director since 1996

 . Chairman of the Board and Chief Executive Officer of Marshall Biscuit
  Company, 1985-present

 . Founder of Marshall Biscuit Company, 1985

 . Cafeteria management and finance for Morrison Restaurants Inc., 1978-1985

FRED L. BROWN, 58, Director since 1996

 . Chairman of the American Hospital Association since January, 1999

 . Vice Chairman of St. Louis-based BJC Health System since January, 1999

 . Founding President and Chief Executive Officer of BJC Health System, 1993-
  December, 1998

 . Member of President Clinton's Council on Year 2000 (Y2K) Conversion since
  January, 1999

 . Chairman of the Advisory Board of AmericasDoctor.com

 . Adjunct professor at Washington University in St. Louis and guest lecturer at George Washington University and St. Louis University

 . Member of the Board of:

  . Citation Computers, Inc.

  . Commerce Bancshares, Inc.

  . Superior Consulting Advisory Board

  . The Healthcare Research and Development Institute

CLASS III--TERM EXPIRING 2001

The Class III director standing for election this year is:

MICHAEL F. CORBETT, 47, Director since 1998

 . President of Michael F. Corbett & Associates, LTD. since 1996

 . Chairman and Executive Director of The Outsourcing Research Council since
  1997

 . Chairman of The Corbett Group since 1998

 . Member of the Advisory Board of Human Capital Services, Inc. since 1998

 . Member of the Editorial Board of InfoServices since 1998

 . Member of the Editorial Board of The Outsource Report since 1997

 . Co-founder and Director of The Outsourcing Institute, 1993-1996

 . Assistant Director of The Graduate Center for Public Policy & Administration,
  Marist College, 1992-1995

 . Member of the Board of:

  . Janus Associates, Inc.

  . Providyn LLP

                                  WE RECOMMEND
                                 THAT YOU VOTE
                                FOR THE ELECTION
                               OF THESE DIRECTORS

                         STANDING DIRECTOR BIOGRAPHIES
What is the background of the directors not standing for election this year?

CLASS II--TERM EXPIRING 2000

The incumbent directors with terms expiring in 2000 are:

CLAIRE L. ARNOLD, 52, Director since 1996

 . Chairman and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, 1998-present

 . President and Chief Executive Officer of Nicotiana Enterprises, Inc., 1979-
  1995

 . Chief Executive Officer of NCC L.P., 1992-1994

 . Chairman, Chief Executive Officer and President of NCC L.P., 1979-1992

 . Director of Morrison Restaurants Inc., 1994-1996

 . Member of the Board of:

  . Schweitzer-Mauduit International, Inc.

  . Ruby Tuesday, Inc.

  . International Multifoods, Inc.

GLENN A. DAVENPORT, 45, Director since 1996

 . Chairman of the Board, President and Chief Executive Officer of the Company,
  July 1999-present

 . President, Chief Executive Officer and Director of the Company, 1996-July
  1999

 . President of the Health Care Division of Morrison Restaurants Inc.'s Morrison
  Group, 1993-1996

 . Senior Vice President of Morrison Restaurants Inc.'s Hospitality Group, 1990-
  1993

CLASS III--TERM EXPIRING 2001

The incumbent directors with terms expiring in 2001 are:

JOHN B. McKINNON, 64, Director since 1996

 . Retired since 1995

 . Chairman of the Board of the Company, 1996-July 1999

 . Director of Morrison Restaurants Inc., 1989-1996

 . Dean of Babcock Graduate School of Management at Wake Forest University,
  1989-1995

 . President of Sara Lee Food Service, 1988-1989

 . President of Sara Lee Corporation, 1986-1988

 . Member of the Board of:

  . Premark International, Inc.

  . Ruby Tuesday, Inc.

DR. BENJAMIN F. PAYTON, 66, Director since 1996

 . President of Tuskegee University, 1981-present

 . Member of the Board of:

  . AmSouth Bancorporation

  . AmSouth Bank, N.A.

  . The Liberty Corporation

  . Sonat, Inc.

  . Praxair, Inc.

  . Ruby Tuesday, Inc.

                         BOARD OF DIRECTORS INFORMATION
What is the makeup of the Board of Directors?

Our Board of Directors currently has eight members. The directors are divided into three classes, with each class serving for a staggered, three-year period. The shareholders elect approximately one-third of the members of the Board of Directors each year.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominee selected by the persons named in the proxy.

How are directors compensated?

Each director who is not an employee of the Company receives $16,000 annually. Directors who are also employees of the Company are not separately compensated for their services as directors.

What benefit plans are available to directors?

Our Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of interest equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. A director who defers compensation will not receive it until:

 . the date of the director's 70th birthday; or

 . the date the director ceases to be a member of the Board of Directors.

Under our Directors' Plan, non-employee directors who do not attain the Target Ownership Level, as defined below, are deemed to have elected to direct that 60 percent of their retainer be allocated to the purchase of Common Stock on their behalf. Non-employee directors may elect that up to 100 percent of their retainer be allocated to the purchase of Common Stock on their behalf (collectively, the "Stock Awards"). A director will be treated as having attained the "Target Ownership Level" if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value equal to 10 multiplied by that director's annual retainer.

Each director who has a discretionary or deemed election in effect for a fiscal quarter to purchase Stock Awards will be issued the number of shares of Common Stock equal to the amount of the retainer so allocated, multiplied by 1.15 and divided by the fair market value of a share of Common Stock as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless the committee administering the Directors' Plan waives this restriction.

Our Directors' Plan provides that each non-employee director who receives a Stock Award for a fiscal quarter will be awarded an option as of the first day of that fiscal quarter to purchase shares of Common Stock equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

Under our Directors' Plan, each non-employee director receives a one-time option award of 5,000 shares of Common Stock as of the date he or she is first elected to the Board of Directors. Each non-employee director who is re-elected to the Board of Directors receives an option award of 2,000 shares of Common Stock as of the date he or she is re-elected.

Options issued under our Directors' Plan:

 . Will become fully exercisable six months following the date of grant;

 . Will be exercisable at the fair market value of our Common Stock as of the date of the option grant; and

 . Will generally expire upon the fifth anniversary of the date on which it was granted.

                         BOARD OF DIRECTORS INFORMATION
What are the committees of the Board?

Our Board of Directors has the following committees:


       Name of                 Functions of the Committee           Number of
    Committee &                                                    Meetings in
      Members                                                      Fiscal 1999
--------------------------------------------------------------------------------
 AUDIT COMMITTEE
--------------------------------------------------------------------------------
 E. Eugene Bishop,   . Maintains communications with the                4
 Chairman              Company's independent auditors as to
 Claire L. Arnold      the nature of the auditors' services,
 Fred L. Brown         fees and other significant matters.
 Arthur R. Outlaw,   . Reviews the Company's internal control
 Jr.                   procedures.
 Michael F. Corbett  . Makes recommendations to the Board with
 Dr. Benjamin F.       respect to the Company's internal
 Payton                control procedures.
 John B. McKinnon*
--------------------------------------------------------------------------------
 COMPENSATION AND
 STOCK OPTION
 COMMITTEE:
--------------------------------------------------------------------------------
 Claire L. Arnold,   . Reviews and recommends compensation of           2
 Chairman              officers.
 E. Eugene Bishop    . Reviews and recommends the granting of
 Arthur R. Outlaw,     stock options.
 Jr.
 Fred L. Brown
 Michael F. Corbett
 Dr. Benjamin F.
 Payton
 John B. McKinnon*
--------------------------------------------------------------------------------
 NOMINATING
 COMMITTEE:**
--------------------------------------------------------------------------------
 Fred L. Brown,      . Reviews the structure of the Board to           0**
 Chairman              assure proper skills and experience are
 Claire L. Arnold      represented on the Board.
 E. Eugene Bishop    . Proposes nominees for Board membership
 Michael F. Corbett    to the full Board based upon
 John B. McKinnon      recommendations of the Chairman, and
 Arthur R. Outlaw,     other Board members, in consultation
 Jr.                   with the Chief Executive Officer.
 Dr. Benjamin F.     . Reviews potential conflicts of
 Payton                prospective Board members.
                     . Periodically reviews and recommends to
                       the full Board the size of the Board.
                     . Recommends membership of the committees
                       to the Board.

*John B. McKinnon was elected to serve as a member of the Audit Committee and the Compensation and Stock Option Committee on July 1, 1999.

**The Nominating Committee was established at the Board Meeting held on July 1, 1999, and the members of such committee were appointed to serve for fiscal year 2000.

                         BOARD OF DIRECTORS INFORMATION

How often did the Board meet in fiscal 1999?

The Board of Directors met six times during fiscal 1999. Each director other than Mr. Payton attended more than 75% of the meetings of the Board and of committees of which they were members. Mr. Payton missed the March 23, 1999 meetings of the Board of Directors, the Audit Committee and the Compensation Committee and the May 3, 1999 meeting of the Board of Directors due to deaths in his family.

How are committee members compensated?

A non-employee director serving on a Committee (other than the Chairman of such Committees) will receive $1,000 for every Committee meeting he or she attends that is not held in conjunction with a Board meeting. Non-employee Committee members also receive $200 an hour for services performed on special assignments. Committee Chairmen receive $1,000 for every Committee meeting they attend.

Will the Nominating Committee consider nominees recommended by shareholders?

The Nominating Committee does not solicit director nominations but will consider recommendations from shareholders that are submitted to our Secretary in writing, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director.

                             EXECUTIVE COMPENSATION
The following tables set forth the compensation earned in fiscal years 1997, 1998 and 1999 by our Chairman of the Board, President and Chief Executive Officer and the four other most highly compensated executive officers in fiscal year 1999 ("Named Executives"):

                           SUMMARY COMPENSATION TABLE


                                                                      Long Term
                                    Annual Compensation          Compensation Awards
                                    -------------------          -------------------
                                                   Other Annual  Restricted   Awards   All Other
     Name and Principal     Fiscal Salary   Bonus  Compensation    Stock     Options/ Compensation
          Position           Year    ($)   ($)(1)     ($)(2)    Awards($)(3) SARs(4)     ($)(5)
--------------------------------------------------------------------------------------------------
  G.A. Davenport..........   1999  339,846 172,000    11,127      296,685     97,239     4,049
   Chairman of the Board,
   President                 1998  287,908 145,000     8,145      173,391     69,706     6,121
   and Chief Executive
   Officer                   1997  262,800 131,400     7,500            0     63,356     3,945

  G.L. Gaddy(6)...........   1999  173,077  70,000    12,021      120,740     39,735         0
   Senior Vice President,
   Sales                     1998  135,577  85,673    76,440(7)    75,675     29,532         0
   and Marketing             1997      N/A     N/A       N/A          N/A        N/A       N/A

  K.W. Engwall............   1999  188,461  76,400         0      131,793     46,436     4,731
   Senior Vice President,
   Finance                   1998  158,000  63,200    20,000(8)    75,578     30,382     3,653
   and Assistant Secretary   1997  135,170  52,000    56,924(8)         0     24,911     4,695

  J.D. Underhill..........   1999  178,077  72,000     6,518      124,202     44,009     3,184
   President of Morrison
   Healthcare                1998  154,182  62,000         0       91,790     32,897     2,000
   Food Services             1997  144,362  40,417     3,600            0     24,911     1,900

  F.G. Michels............   1999  146,567  62,000     5,583       56,927     26,842     5,073
   Senior Vice President,    1998  128,000  51,200     2,279       51,700     22,945     4,000
   Support Services          1997  111,077  24,840     2,415            0     21,845     4,272

(1) Does not include bonuses paid in restricted stock (see footnote (2) below).
(2) Under our Management Stock Option Program, eligible employees may purchase shares of Common Stock up to established annual limits if pre-established Corporate, Region, or Account goals, as the case may be, are achieved. For each share purchased under the Management Stock Option Program, the participant receives .15 of a "bonus share" and an option to purchase three times the number of shares purchased and the related bonus shares. Stock options granted in connection with purchases of stock are included in the Awards Options/SARs column. The shares purchased and the related bonus shares are subject to a three-year restriction on resale. The amounts in this column include the value of the bonus shares, if any, received in connection with the purchase of shares of Common Stock under the Management Stock Option Program.
(3) Represents the dollar value of restricted stock each executive received during fiscal 1998 and 1999 under our annual incentive program based on the closing market price of our Common Stock on the effective date of the award. Beginning with fiscal year 1998, any bonus in excess of the target level of performance is paid in restricted stock, which will be valued at the fair market value of our Common Stock on the last day of the fiscal year. For each share paid in lieu of bonus, the executive receives an additional .15 of a share of restricted stock. Additionally, the executive receives an option to purchase three times the aggregate number of shares of restricted stock received. Stock options granted in connection with bonus paid in restricted stock are included in the "Awards Options/SARs" column. The executive may not transfer the restricted stock for three years. The executive will forfeit the restricted stock and the related options if his employment is terminated within 18 months following the date of the award unless the termination was due to death, retirement or disability. Holders of restricted stock are paid the same dividends as holders of non-restricted stock.
(4) Includes stock options granted under the Management Stock Option Program in connection with shares purchased or restricted stock issued to the Named Executives as described in footnotes (2) and (3) above.

                             EXECUTIVE COMPENSATION
(5) "All other compensation" consists of:

  . Company contributions to the Deferred Compensation Plan;

  . Executive group life and accidental death and dismemberment insurance premiums paid for by the Company;

  . Split-dollar life insurance premiums paid for by the Company; and

  . Company contributions to our 401(k) plan.

The following table shows the amount of each category of "all other compensation" received by each of the named individuals:

                             ALL OTHER COMPENSATION

                               Executive  Split-
                                 Group    dollar
                    Deferred     Life      life       401(k)
                  Compensation Insurance insurance   Matching
       Name           Plan     Premiums  premiums  Contribution
---------------------------------------------------------------
  G.A. Davenport       729        179      1,395      1,746
---------------------------------------------------------------
  G.L. Gaddy            --         --         --         --
---------------------------------------------------------------
  K.W. Engwall       2,280        236        995      1,220
---------------------------------------------------------------
  J.D. Underhill     2,769         --         --        415
---------------------------------------------------------------
  F.G. Michels       3,923        458         --        692

(6) G.L. Gaddy became an executive officer of the Company on February 1, 1998.
(7) Represents relocation-related expenses of $76,440.
(8) Represents relocation-related expenses of $20,000 and $53,324 for fiscal years 1998 and 1997, respectively.

                             EXECUTIVE COMPENSATION

                       OPTION GRANTS IN FISCAL YEAR 1999

--------------------------------------------------------------------------------

                           % of Total
                   Number   Options/
                     of       SARs
                  Options/ Granted to Exercise
                    SARs   Employees  or Base             Potential Realizable Value at Assumed Annual Rate
                  Granted  in Fiscal   Price   Expiration  of Stock Price Appreciation for Option Term (2)
                   (#)(1)   Year (%)   ($/Sh)     Date
                                                                  5% ($)                   10%($)
---------------------------------------------------------------------------------------------------------------------
                                                                   Market Price              Market Price
                                                          Dollar    Required to               Required to
                                                           Gains  Realize Dollar   Dollar   Realize Dollar
                                                            ($)   Gains ($/Share) Gains ($) Gains ($/Share)
---------------------------------------------------------------------------------------------------------------------
  G.A. Davenport   14,607    1.7036%  17.1250   5/31/08   157,315     27.8948       398,667     44.4178
            ---------------------------------------------------------------------------------------------------------
                   29,553    3.4467%  19.5625   5/31/09   363,583     31.8653       921,391     50.7401
            ---------------------------------------------------------------------------------------------------------
                    7,581    0.8842%  19.5625   5/31/09    93,267     31.8653       236,357     50.7401
            ---------------------------------------------------------------------------------------------------------
                   45,498    5.3064%  19.5625   5/31/09   559,751     31.8653     1,418,518     50.7401
---------------------------------------------------------------------------------------------------------------------
  G.L. Gaddy        3,021    0.3523%  17.1250   5/31/08    32,536     27.8948        82,452     44.4178
            ---------------------------------------------------------------------------------------------------------
                   12,027    1.4027%  19.5625   5/31/09   147,965     31.8653       374,973     50.7401
            ---------------------------------------------------------------------------------------------------------
                    6,171    0.7197%  19.5625   5/31/09    73,920     31.8653       192,397     50.7401
            ---------------------------------------------------------------------------------------------------------
                   18,516    2.1595%  19.5625   5/31/09   227,798     31.8653       577,284     50.7401
---------------------------------------------------------------------------------------------------------------------
  K.W. Engwall      6,363    0.7421%  17.1250   5/31/08    68,528     27.8948       173,664     44.4178
            ---------------------------------------------------------------------------------------------------------
                   13,127    1.5310%  19.5625   5/31/09   161,498     31.8653       409,268     50.7401
            ---------------------------------------------------------------------------------------------------------
                    6,735    0.7855%  19.5625   5/31/09    82,859     31.8653       209,981     50.7401
            ---------------------------------------------------------------------------------------------------------
                   20,211    2.3572%  19.5625   5/31/09   248,651     31.8653       630,130     50.7401
---------------------------------------------------------------------------------------------------------------------
  J.D. Underhill    6,243    0.7281%  17.1250   5/31/08    67,236     27.8948       170,589     44.4178
            ---------------------------------------------------------------------------------------------------------
                   12,371    1.4428%  19.5625   5/31/09   152,197     31.8653       385,698     50.7401
            ---------------------------------------------------------------------------------------------------------
                    6,348    0.7404%  19.5625   5/31/09    78,098     31.8653       197,915     50.7401
            ---------------------------------------------------------------------------------------------------------
                   19,047    2.2214%  19.5625   5/31/09   234,331     31.8653       593,839     50.7401
---------------------------------------------------------------------------------------------------------------------
  F.G. Michels      5,157    0.6015%  17.1250   5/31/08    55,540     27.8948       140,749     44.4178
            ---------------------------------------------------------------------------------------------------------
                   10,309    1.2023%  19.5625   5/31/09   126,829     31.8653       321,410     50.7401
            ---------------------------------------------------------------------------------------------------------
                    2,646    0.3086%  19.5625   5/31/09    32,553     31.8653        82,496     50.7401
            ---------------------------------------------------------------------------------------------------------
                    8,730    1.0182%  19.5625   5/31/09   107,403     31.8653       272,180     50.7401

(1) The options were granted under the Stock Incentive Plan. They expire in ten years and become exercisable three years after the date of the grant. In the event of certain changes of control of the Company, the options will vest fully unless the Compensation and Stock Option Committee elects to cash-out the options.
(2) The potential realizable values are:
  . Calculated using the following formula: [Market Price at Grant x (1 +
    Stock Price Appreciation Rate)-Exercise Price x Number of Underlying
    Shares];
  . Based on 5% or 10% annualized compound rates of increase over the option term.

                             EXECUTIVE COMPENSATION
                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

                                          Number of Unexercised     Value of Unexercised
                     Shares     Value    Options at Fiscal Year    In-the-Money Options at
                  Acquired on  Realized          End(#)            Fiscal Year End ($)(2)
       Name       Exercise (#)  ($)(1)   --------------------------------------------------------------
                                        Exercisable/Unexercisable Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------
  G.A. Davenport     8,896      10,151       292,754/216,945           947,142/527,388
-------------------------------------------------------------------------------------------------------
  G.L. Gaddy         3,064           0             0/119,267                 0/173,048
-------------------------------------------------------------------------------------------------------
  K.W. Engwall       5,866      10,315        64,416/95,318            224,943/208,660
-------------------------------------------------------------------------------------------------------
  J.D. Underhill     4,197           0        66,177/120,406           215,006/214,498
-------------------------------------------------------------------------------------------------------
  F.G. Michels       4,101      10,151        53,602/68,287            177,167/187,592

(1) Value realized is calculated as follows: [(Per Share Closing Price on date of exercise)-(Per Share Exercise Price)] x Number of Shares for which the option was exercised.
(2) Value of Unexercised, In-the-Money Options at Fiscal Year End is calculated as follows: [(Per Share Closing Sale Price on May 31, 1999)-(Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on May 31, 1999, the last trading day of fiscal 1999, was $19.5625.
What benefit plans are available for the Company's executive officers?

Our executive officers are entitled to participate in all benefit plans which are generally available to our employees. In addition, our executive officers are entitled to participate in the following benefit plans, subject to the individual terms of each plan, as described below:

Retirement Plan

Following the distribution of our stock and the stock of Morrison Fresh Cooking, Inc. (which was subsequently acquired by Piccadilly Cafeterias, Inc. through a merger in May 1998) by our predecessor, Morrison Restaurants Inc. ("MRI"), to its shareholders in March, 1996 (the "Distribution"), we became a co-sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees who had attained age 21 and had completed at least one year of full-time service with MRI by July 1, 1987. A participant's accrued annual benefit is determined generally by adding the following, as applicable:

 . 1/4 percent of pay up to that year's Social Security Wage Base, plus 1 1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

 . 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 1/4 percent of such pay in excess of $14,400, both multiplied by the number of credited years of service with MRI up to January 1, 1986.

Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

                             EXECUTIVE COMPENSATION

Executive Supplemental Pension Plan

Eligible Named Executives participate in our Executive Supplemental Pension Plan ("ESPP") adopted in March, 1996. The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. Our employees who previously participated in the MRI Executive Supplemental Pension Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released Ruby Tuesday, Inc., the successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Executive Supplemental Pension Plan. (However, both Ruby Tuesday, Inc. and Morrison Fresh Cooking, Inc. have agreed to be secondarily liable for certain benefits accrued under the ESPP to the extent of the amounts these employees had earned under the MRI Executive Supplemental Pension Plan as of the Distribution.) As a condition of entry to the ESPP, future participants must complete five years of consecutive service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's primary Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than base salary. Benefits are paid to a participant in the same manner as benefits may be paid under the Retirement Plan and become vested if the participant has completed ten years of service. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the ESPP must be in the same form as those payable under the Retirement Plan. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Early retirement and change of control provisions allow designated participants to receive unreduced benefits as early as age 55 depending upon criteria specified in the ESPP. Change of control provisions also allow eligible participants to receive credit for up to three years of vesting service depending upon criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                             EXECUTIVE COMPENSATION

                      EXECUTIVE SUPPLEMENTAL PENSION PLAN
   ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65(1)


  Annual
  Average
  Base                                       30 or
  Salary      10      15      20      25     more
---------------------------------------------------
  $125,000   31,250  46,875  62,500  68,750  75,000
---------------------------------------------------
   150,000   37,500  56,250  75,000  82,500  90,000
---------------------------------------------------
   175,000   43,750  65,625  87,500  96,250 105,000
---------------------------------------------------
   200,000   50,000  75,000 100,000 110,000 120,000
---------------------------------------------------
   225,000   56,250  84,375 112,500 123,750 135,000
---------------------------------------------------
   250,000   62,500  93,750 125,000 137,500 150,000
---------------------------------------------------
   275,000   68,750 103,125 137,500 151,250 165,000
---------------------------------------------------
   300,000   75,000 112,500 150,000 165,000 180,000
---------------------------------------------------
   325,000   81,250 121,875 162,500 178,750 195,000
---------------------------------------------------
   350,000   87,500 131,250 175,000 192,500 210,000
---------------------------------------------------
   375,000   93,750 140,625 187,500 206,250 225,000
---------------------------------------------------
   400,000  100,000 150,000 200,000 220,000 240,000

(1) Accrued benefit in the ESPP equals:
  . 2.5 percent of the participant's highest five year average base salary multiplied by the participant's years and fractional years of continuous service not in excess of 20 years; plus

  . 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years; minus

  . Single life annuity payments payable to the participant at age 65 under the Retirement Plan; minus

  . The participant's primary Social Security benefits.

  Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are:

  . Mr. Davenport, 25 years, $339,846;

  . Mr. Engwall, 16 years, $188,461; and

  . Ms. Michels, 29 years, $146,567.

Management Retirement Plan

Effective as of March 7, 1996, we adopted our Management Retirement Plan ("MRP") to provide for a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) and whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by us from time to time. Our employees who participated in the MRI Management Retirement Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released Ruby Tuesday, Inc., successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Management Retirement Plan. (However, Ruby Tuesday, Inc. and Morrison Fresh Cooking, Inc. have both agreed to be secondarily liable for certain benefits accrued under the MRP to the extent of the amounts these employees had earned under the MRI Management Retirement Plan as of the Distribution.)

A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2

                             EXECUTIVE COMPENSATION
percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus the sum of:

 . The participant's Retirement Plan benefits; plus

 . The participant's Social Security benefits; plus

 . The participant's ESPP Benefit (as defined in the MRP).

For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by us from time to time.

Normal retirement for purposes of the MRP is age 65, although a participant may retire with a benefit as early as age 55. Change of control provisions also allow eligible employees to receive service credit for up to three years for purposes of determining eligibility for participation in the MRP. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

 MANAGEMENT RETIREMENT PLAN ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS
                            OF SERVICE TO AGE 65(1)

--------------------------------------------------------------------------------

  Final
  Average                           30 or
  Salary      15     20      25     More
------------------------------------------
  $ 40,000  $9,000 $12,000 $16,000 $20,000
------------------------------------------
    60,000  13,500  18,000  24,000  30,000
------------------------------------------
    80,000  18,000  24,000  32,000  40,000
------------------------------------------
   100,000  22,500  30,000  40,000  50,000

(1) Single life annuity benefits equal:
 . 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years;
  plus
 . 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus
 . The participant's Retirement Plan benefits; minus
 . The participant's Social Security benefits; minus
 . The participant's ESPP Benefits.

                             EXECUTIVE COMPENSATION

  Years of credited service and salary covered by the MRP for the eligible Named Executives are:
 . Mr. Davenport, 25 years, $100,000;
 . Mr. Engwall, 16 years, $100,000; and
 . Ms. Michels, 29 years, $100,000.

Contracts with Executives

We have entered into a Change of Control Agreement (the "Change of Control Agreement") with each of the Named Executives. The Change of Control Agreement is designed to diminish the distraction of executives by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control (as defined in the Change of Control Agreement and set forth below) and to encourage their full attention and dedication to us currently and in the event of any pending or threatened Change of Control.

Under the Change of Control Agreement, a "Change of Control" is defined as either:

 . Certain changes in the composition of more than 20 percent of the Board of Directors; or

 . With certain exceptions, any "Business Combination" (as defined in the Change of Control Agreement) that has not been approved by the holders of 80 percent or more of our outstanding voting stock.

Events that do not constitute a Change of Control include:

 . Any Business Combination approved by at least 80 percent of the Continuing
  Directors (as defined in the Change of Control Agreement);

 . Any Business Combination transaction that satisfies certain price and procedural requirements specified in our Articles of Incorporation; and

 . Any acquisition by us, any of our subsidiaries, or any employee benefit plan of ours or any of our subsidiaries.

Prior to the first date on which a Change of Control occurs (the "Effective Date"), each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Change of Control Agreement. If and when the Effective Date occurs, we have agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive:

 . Shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date; and

 . Generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtaining prior to the Effective Date.

If during the Employment Period we terminate the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Change of Control Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive:

 . Any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination;

 . An amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Change of Control Agreement;

 . Any other accrued obligations;

 . Accelerated vesting of any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted; and

 . Certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits.

                             EXECUTIVE COMPENSATION

If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. We estimate that the obligations to the Named Executives as of the date of this Proxy Statement if a Change of Control had occurred and the employment termination provisions of the Change of Control Agreement were to take effect immediately (excluding obligations relating to stock options and employee benefits) would be as shown in the following table. Other executives may be made subject to a Change of Control Agreement by the Board of Directors.
              COMPENSATION IN THE EVENT OF A CHANGE OF CONTROL(1)

--------------------------------------------------------------------------------

           G.A. Davenport  $1,604,000
-------------------------------------
           G.L. Gaddy         768,000
-------------------------------------
           K.W. Engwall       845,000
-------------------------------------
           J.D. Underhill     781,000
-------------------------------------
           F.G. Michels       659,000


(1) Assumes a change of control had occurred and the termination provisions of the Change of Control Agreement were to take effect immediately.

                         COMPENSATION COMMITTEE REPORT
Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means a company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report and Performance Graph in this Proxy Statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

The Compensation Committee of the Board of Directors, which is composed solely of non-employee directors, has furnished the following report on executive compensation:

What are the components of executive compensation?

Our compensation program for executives consists of three key elements:

 . Annual base salary;

 . Annual incentive opportunities; and

 . Equity devices.

What is the philosophy of executive compensation?

Our executive compensation policies and programs emphasize performance-based elements of executive compensation. Our executive compensation programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, we control base salaries and compensate outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

 . Base salaries are competitive with our peer group of public companies in the contract food services industry;

 . A very significant portion of executive compensation is tied to our success in meeting predetermined annual and long-term performance goals, including, our profitability and appreciation in our stock price; and

 . Executives are required to own specified amounts of our stock, resulting in direct linkage between executive and shareholder interests.

The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate our executives to achieve the goals inherent in our business strategy.

What is the Company's approach to base compensation?

Our general approach for base compensation is to establish salary ranges with midpoints which are at the 50th percentile of the competitive market in the contract food services industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. However, for its executive officers, including the Chairman of the Board, President and Chief Executive Officer and the other executives named in the Summary Compensation Table, we have capped base salaries at the midpoint of the salary range. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market.

What is the Company's approach to incentive compensation?

Our annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and board-approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

Each executive's potential incentive is tied to growth in net income as well as certain qualitative measures. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation targets range from 15 percent to 50 percent of base salary if 100 percent of predetermined corporate goals are achieved and maximums range from 75 percent to 125 percent of base salary. For executives at the Division Vice President level and above, annual incentive

                         COMPENSATION COMMITTEE REPORT
compensation in excess of the target level of performance is paid in restricted stock valued at the fair market value of our Common Stock on the last day of the fiscal year. For each share paid as annual incentive compensation, the executive receives an additional .15 of a restricted shares. The shares of restricted stock are forfeitable for a period of 18 months upon termination of employment for any reason other than death, retirement or disability and may not be transferred for a period of three years. In addition, the executives receive options to purchase three times the aggregate number of shares of restricted stock received in lieu of annual incentive awards at an exercise price equal to the fair market value of our Common Stock on the effective date of the grant.

Performance with respect to the measures named in the annual incentive plan for fiscal 1999 resulted in average annual incentive compensation (including the value of restricted stock in lieu of bonus) of 101 percent of base salaries for the Named Executives. Such awards represented approximately 94 percent of the total incentive awards that could have been earned by the Named Executives. Occasionally we may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal.

Does the Company encourage stock ownership by its employees?

Believing that equity ownership plays a key role in aligning interests of our personnel with our shareholders, we encourage all employees to make a personal investment in our stock. In addition, we developed ownership requirements for our top management group. These objectives will be phased in over a period of five years that commenced with fiscal year 1997 with the minimum to be fully achieved at the end of that period, and may be accomplished through the exercise of stock options, other stock incentives, open market purchases, stock held in the Salary Deferral Plan, and subject to certain limitations, stock equivalent units credited to the accounts of the executives under the Deferred Compensation Plan. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans. In addition, as discussed above, any incentive award under the annual incentive plan in excess of the target is paid in restricted stock.

What is the Company's approach to long-term incentive compensation?

Awards under our stock-based compensation plans directly link potential participant rewards to increases in shareholder value. We maintain stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

Executive Stock Option Program

We have an Executive Stock Option Program which provides for option grants to key employees. The options are issued at fair market value, have a term of five or ten years and generally vest two or three years after the effective date of the grant. During fiscal 1999, option grants ranging from 2,500 to 29,553 shares, for a total of 226,643 shares, were made under this program.

Management Stock Option Program

We also have a Management Stock Option Program for key employees. Based on organization level, eligible employees may purchase shares of our stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive an option to purchase three times the number of shares of our stock obtained at a per share exercise price equal to the fair market value of a share on the effective date of the grant. There is a three-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. We granted options to purchase an aggregate of 386,186 shares to key employees under this program during fiscal year 1999.

In addition, as discussed earlier in this report, for executives at the Division Vice President level and above, any annual incentive in excess of the target level of performance is paid in restricted stock and the executives receive options to purchase three

                         COMPENSATION COMMITTEE REPORT
times the number of shares of restricted stock received in lieu of annual incentive awards. We granted options to purchase 220,726 shares to executives under this part of the Management Stock Option Program during fiscal year 1999.

We may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company.

How is the Chief Executive Officer compensated?

The base salary for Mr. Davenport, our Chief Executive Officer, for fiscal year 1999 was determined by the Compensation Committee in accordance with compensation practices and policies in effect. Mr. Davenport's annual base salary was determined in the same manner described previously for other executives.

Mr. Davenport is eligible to participate in our annual incentive plan under which he may earn a bonus determined as a percentage of his salary if predetermined levels of net income growth, new account sales and account retention are achieved by us. For fiscal year 1999, the Chief Executive Officer's bonus opportunity was 25 percent, 50 percent, 100 percent and 125 percent of his salary if we achieved or exceeded "threshold," "target," "maximum" and "maximum plus" growth levels, respectively, with a proportional increase in the bonus between such performance levels.

As is the case with all other executives at the Division Vice President level and above, any annual bonus earned by Mr. Davenport in excess of the target level of performance is paid in restricted stock and Mr. Davenport receives an option to purchase three times the number of shares of restricted stock received.

Mr. Davenport is eligible to participate in the Executive Stock Option Program described above. The Compensation Committee approved a grant of options to purchase 75,082 shares of Common Stock to Mr. Davenport during fiscal year 1999.

What about deductibility limitations on executive compensation?

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. While it is possible for us to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

Who prepared this report?

This report has been furnished by the members of the Compensation Committee:

 . Claire L. Arnold, Chairman
 . E. Eugene Bishop
 . Arthur R. Outlaw, Jr.
 . Fred L. Brown
 . Michael F. Corbett
 . Dr. Benjamin F. Payton
 . John B. McKinnon*
-------
*John B. McKinnon was elected to serve as a member of the Compensation Committed on July 1, 1999, and did not participate in any deliberations with respect to executive compensation decisions for fiscal year 1999.

                            STOCK PERFORMANCE GRAPH
This graph and table compare the cumulative total return of our Common Stock with the cumulative total return of the NYSE Stock Market Index, the NYSE Eating and Drinking Places Index and the Russell 2000 Index. The graph assumes $100 invested at the per share closing price of our Common Stock and of each of the indicated indices on March 11, 1996, and reinvestment of dividends.

                           COMPARISON OF RETURNS FOR
                     MORRISON MANAGEMENT SPECIALISTS, INC.


                             [GRAPH APPEARS HERE]



                                       March 11, May 31, May 31, May 31, May 31,
                                         1996     1996    1997    1998    1999
                                       --------- ------- ------- ------- -------
MHI...................................  $100.00  $ 79.75 $ 95.86 $105,70 $121.80
NYSE..................................   100.00   104.87  131.45  171.73  194.25
Peer Group............................   100.00    97.65  103.27  129.94  155.91
R2000.................................   100.00   112.64  120.49  146.08  142.16

                                STOCK OWNERSHIP
This table shows how much of our Common Stock is owned by directors, named executive officers and owners of more than 5% of our outstanding Common Stock as of August 13, 1999. An asterisk indicates beneficial ownership of less than one percent of the outstanding shares.

                           BENEFICIAL OWNERSHIP TABLE


                                      Shares      Right to
      Name of Beneficial Owner       Owned(1)    Acquire(2) Percent of Class
----------------------------------------------------------------------------
  GeoCapital, LLC(3)                1,388,383(3)        0         11.5%
----------------------------------------------------------------------------
  Arthur R. Outlaw(4)                 633,474(4)        0          5.2%
----------------------------------------------------------------------------
  C.L. Arnold                           4,997       8,168            *
----------------------------------------------------------------------------
  E.E. Bishop                         214,687(5)    6,819          1.8%
----------------------------------------------------------------------------
  F.L. Brown                            7,895       6,504            *
----------------------------------------------------------------------------
  G.A. Davenport                       66,580(6)  292,754          2.9%
----------------------------------------------------------------------------
  G.L. Gaddy                           13,905           0            *
----------------------------------------------------------------------------
  J.B. McKinnon                         9,985      11,247            *
----------------------------------------------------------------------------
  A.R. Outlaw, Jr.                    209,491           0          1.7%
----------------------------------------------------------------------------
  B.F. Payton                           4,748       6,953            *
----------------------------------------------------------------------------
  K.W. Engwall                         16,576      64,416            *
----------------------------------------------------------------------------
  J.D. Underhill                       25,677      66,177            *
----------------------------------------------------------------------------
  M.F. Corbett                            592       6,389            *
----------------------------------------------------------------------------
  F.G. Michels                          4,525      53,602            *
----------------------------------------------------------------------------
  Directors and executive officers
   as a group (15 people)             611,816     569,297          9.3%

(1) These amounts include shares for which the named person has sole or shared voting and investment power.
(2) These amounts reflect shares that could be purchased by the exercise of stock options which are currently exercisable or which are exercisable within 60 days of August 13, 1999.
(3) The address of GeoCapital, LLC is 45th Floor, 767 Fifth Avenue, New York, NY 10153-4590. The information presented is based on Schedule 13G, as amended, filed by GeoCapital, LLC reporting beneficial ownership as of December 31, 1998.
(4) The address of Arthur R. Outlaw is 4721 Morrison Drive, Mobile, Alabama 36609. The number listed under "Shares Owned" does not include 16,570 shares owned by Mr. Outlaw's spouse, for which Mr. Outlaw disclaims beneficial ownership.
(5) Includes 2,053 shares owned by Mr. Bishop's spouse.
(6) Includes 1,000 shares owned by Mr. Davenport's spouse.

                                    GENERAL

COMPENSATION COMMITTEE INTERLOCKS

None of the members of the Compensation Committee were officers or employees of the Company or had any relationship with us requiring disclosure under Securities and Exchange Commission regulations.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of our Common Stock. Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of these reports furnished to us or written representations that no other reports were required, we believe that during fiscal year 1999, all our directors, executive officers and greater than ten percent beneficial owners complied with these requirements, except that (i) all of the executive officers of the Company who received long-term incentive stock options during fiscal 1999 did not report the grant of such options timely on Forms 5 for fiscal 1999, and (ii) Messrs. Davenport and Engwall did not include in the Forms 4 filed by them to report the exercise of stock options in August, 1998 information concerning the transfer of 3,992 and 1,757 shares, respectively, to the Company in payment of the exercise price and tax withholding obligations in connection with such exercises. These errors were due to administrative oversight on the Company's part in processing the applicable filings and were promptly corrected by means of late or amended reports. In addition, GeoCapital, LLC, which according to its Schedule 13G, as amended, beneficially owned 11.3% of the Company's Common Stock as of December 31, 1998, did not, to the Company's knowledge, file any reports pursuant to Section 16.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ernst & Young LLP was our independent auditor during fiscal 1999 and will be our independent auditor for fiscal year 2000. A representative of that firm will be present at the annual meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

SEC rules require us to provide an Annual Report to shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended May 31, 1999 (not including documents incorporated by reference), are available without charge to shareholders upon written request to Investor Relations Department, Morrison Management Specialists, Inc., 1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

SHAREHOLDER LIST

A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by the shareholders at the time and place of the Annual Meeting.

                                    GENERAL

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing no later than April 28, 2000. Any shareholder proposal to be considered at next year's meeting, but not included in the proxy statement, must be submitted in writing no later than 90 days in advance of the meeting if the proposal relates to the nomination of a director, and no later than July 13, 2000 with respect to any other proposal, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. Although Management is not aware of any other business being presented at the Annual Meeting, persons appointed as proxies may exercise their discretionary voting authority with respect to any matters which properly arise. All written proposals should be submitted to the Corporate Secretary, Morrison Management Specialists, Inc., 1955 Lake Park Drive, S.E., Suite 400, Smyrna, Georgia 30080-8855.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement. We will bear the entire cost of soliciting these proxies. We will also reimburse brokers, nominees and fiduciaries to send proxies and proxy materials to our shareholders so they can vote their shares. If necessary, our employees may solicit proxies from shareholders or authorized representatives personally or by telephone.

                     MORRISON MANAGEMENT SPECIALISTS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 27, 1999, and does hereby appoint Glenn A. Davenport, and K. Wyatt Engwall, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Morrison Management Specialists, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Morrison Management Specialists, Inc., to be held at the Georgia International Convention Center, 1902 Sullivan Road, College Park, Georgia 30337-0508 at 1:00 p.m., local time, on September 28, 1999, and at any adjournment(s) thereof:

1. TO ELECT THREE CLASS I DIRECTORS FOR A TERM OF THREE YEARS AND ONE CLASS III DIRECTOR FOR A TERM OF TWO YEARS.

                                    CLASS I:

          E. Eugenen Bishop, Arthur R. Outlaw, Jr. and Fred L. Brown

                                   CLASS III:

                               Michael F. Corbett

          [_] FOR all nominees               [_] WITHHOLD AUTHORITY to
              above (except as                   vote for ALL nominees
              marked to the                      listed above
              contrary above)


INSTRUCTION: To withhold authority for any individual nominee, mark the first box above and line through that nominee's name as it appears above.

   The Board of Directors recommends a vote FOR all director nominees listed above.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

  This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR all director nominees listed above.

                                       Dated:___________________________, 1999.



                                   __________________________________________
                                   Signature


                                   __________________________________________
                                   Signature, if held jointly

                                   Please sign exactly as your name(s) appear hereon. If shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

                                   PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                                   PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.